Exhibit 99.1
Unaudited Pro Forma Consolidated Financial Statements of Evergreen Solar, Inc.
On April 21, 2010, Evergreen Solar, Inc. (the “Registrant”) completed the sale of all of its interest in Sovello AG to Ventizz Capital Fund IV, L.P.
The unaudited pro forma consolidated balance sheet and consolidated statement of operations set forth below have been derived by the application of pro forma adjustments to the Registrant’s historical financial statements. The unaudited pro forma consolidated statement of operations gives effect to the sale of Sovello AG as if it had occurred on January 1, 2009. The unaudited pro forma consolidated balance sheet gives effect to the sale of Sovello AG as if it had occurred on December 31, 2009. This information should be read in conjunction with the Registrant’s audited consolidated financial statements and the related notes filed as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
See the Registrant’s Current Reports on Form 8-K filed March 29, 2010 and April 26, 2010, for additional information relating to the sale of Sovello AG.
The following unaudited pro forma consolidated financial data is intended for informational purposes only and is not necessarily indicative of, and does not purport to represent, the Registrant’s financial position or results of operations that would have actually been attained had the sale of Sovello AG occurred at the date indicated, and it is not necessarily indicative of the Registrant’s future results of operations.

Evergreen Solar, Inc. (Nasdaq: ESLR)
Consolidated Statement of Operations
(in thousands, except per share data)
(Unaudited)

	Year-to-Date Period Ended December 31, 2009
	As Presented	Adjustments		Pro Forma
Product revenues	$267,112			$267,112
Royalty and fee revenues	4,736	(2,736)	(a)	2,000

Total revenues	271,848	(2,736)		269,112
Cost of revenues	253,484			253,484

Gross profit	18,364	(2,736)		15,628

Operating expenses:
Research and development	18,058			18,058
Selling, general and administrative	26,260			26,260
Write-off of loan receivable from silicon supplier	43,882			43,882
Equipment write-offs	6,008			6,008
Facility start-up	10,107			10,107
Restructuring charges	11,940			11,940

Total operating expenses	116,255	—		116,255

Operating loss	(97,891)	(2,736)		(100,627)

Other income (expense):
Foreign exchange gains (losses), net	2,650			2,650
Interest income	4,728			4,728
Interest expense	(26,980)			(26,980)

Other income (expense), net	(19,602)	—		(19,602)

Loss before equity loss from interest in Sovello AG, impairment of equity investment and income tax benefit	(117,493)	(2,736)		(120,229)
Equity loss from interest in Sovello AG	(29,748)	29,748	(b)	—
Impairment and other charges associated with equity investment in Sovello AG	(126,057)	(27,052	)(b),(c)	(153,109)
Income tax benefit	(8,090)			(8,090)

Net loss	$(265,208)	$(40)		$(265,248)

Net loss per share (basic and diluted)	$(1.41)	$(0.00)		$(1.41)

Weighted average shares used in computing basic and diluted net loss per share	187,777	187,777		187,777

(a)	Reflect the elimination of the historical license revenue under the previous license agreement with Sovello AG and record the impact of new license agreement with Ventizz for the Registrant’s wafer technology.

(b)	Reverse the Registrant’s share of Sovello’s 2009 equity loss and recognize this amount as an additional loss on sale of Sovello AG.

(c)	Reflect payment of amounts due to the Registrant for recovered license fees.

Evergreen Solar, Inc. (Nasdaq: ESLR)
Consolidated Balance Sheet
(in thousands, except share data)
(Unaudited)

	December 31, 2009
	As Presented	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$112,368	$(14,848	)(a),(b)	$97,520
Accounts receivable, net of allowances for doubtful accounts	53,295			53,295
Inventory	34,890			34,890
Prepaid cost of inventory	25,634			25,634
VAT receivable, net	8			8
Other current assets	11,662	—		11,662

Total current assets	237,857	(14,848)		223,009

Restricted cash	3,134			3,134
Deferred financing costs	4,769			4,769
Prepaid cost of inventory	147,573			147,573
Fixed assets, net	430,681			430,681
Other assets	295			295

Total assets	$824,309	$(14,848)		$809,461

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$31,420			$31,420
Due to Sovello AG and related guarantees	17,544	(17,544)	(a)	—
Accrued employee compensation	7,287			7,287
Accrued interest	7,004			7,004
Accrued warranty	2,368			2,368

Total current liabilities	65,623	(17,544)		48,079

Senior convertible notes, net of discount	323,276			323,276
Loan and related interest payable	34,152			34,152
Deferred income taxes	5,615			5,615

Total liabilities	428,666	(17,544)		411,122
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 250,000,000 and 450,000,000 shares authorized at December 31, 2008 and December 31, 2009, respectively, 164,874,850 and 207,809,919 shares issued and outstanding at December 31, 2008 and December 31, 2009, respectively	2,078			2,078
Additional paid-in capital	882,466			882,466
Accumulated deficit	(488,895)	2,696		(486,199)
Accumulated other comprehensive loss	(6)			(6)

Total stockholders’ equity	395,643	2,696		398,339

Total liabilities and stockholders’ equity	$824,309	$(14,848)		$809,461

(a)	Reflect the settlement of amounts due to Sovello AG and related guarantees.

(b)	Reflect receipt of payment of amounts due to the Registrant for recovered license fees.